EXHIBIT 99.2

David Polonitza
5935 Alcase Street
Fort Knox, KY 40121

September 17, 2009

VIA FEDERAL EXPRESS AND FACSIMILE

Board of Directors of ITEX Corporation
3326 160th Avenue SE
Suite 100
Bellevue, WA 98008

Attention: Corporate Secretary

Re:  PROPOSAL OF NOMINATION OF CANDIDATES FOR ELECTION AS DIRECTORS AT THE 2009 ANNUAL MEETING OF STOCKHOLDER OF ITEX CORPORATION (the "CORPORATION")

Ladies and Gentlemen:

David Polonitza (“Polonitza”) hereby submits this notice (this "Notice") on the date hereof  pursuant to the  requirements (the "Bylaw  Requirements") set forth in Article II, Section 2.6 of the Amended and Restated Bylaws  of the Corporation (as attached as Exhibit 3.2 to the Form 8-K filed by the Corporation with the U.S. Securities and Exchange Commission (the "SEC") on December 19, 2008) (the  "Bylaws") of his proposal to nominate the Slate (as defined below) for election  as  directors  of  the  Corporation  at the  2009  annual  meeting  of stockholders of the Corporation (the "Annual Meeting"),  or a special meeting of stockholders of the Corporation called for a similar purpose.

As of the close of business on September 17, 2009, David Polonitza is the direct beneficial owner of 631,100 Shares (including the 1000 Shares of which David Polonitza is the stockholder of record)

Polonitza hereby proposes to nominate  for  election as  directors  of the Corporation  the following  persons  (each,  a "Nominee" and collectively,  the "Nominees" or the "Slate"):

Mr. Alnesh Mohan
Mr. David Polonitza
Mr. Rahul Pagidipati

Polonitza believes that the terms of three (3) directors currently serving on the ITEX Board expire at the Annual Meeting.  To the extent there are in excess of three (3) vacancies on the ITEX Board to be filled by election at the Annual Meeting or ITEX increases the size of the ITEX Board above its existing size, Polonitza reserves the right to nominate additional nominees to be elected to the ITEX Board at the Annual Meeting.

The information concerning Polonitza and the Nominees required by Article II, Section 2.6 of the Bylaws is set forth below:

(i) NAME AND ADDRESS OF THE STOCKHOLDER WHO INTENDS TO MAKE THE NOMINATION, AS THEY APPEAR ON THE CORPORATION'S STOCK LEDGER, :

David Polonitza
5935 Alcase Street
Fort Knox, KY 40121

(ii) NAME, AGE, BUSINESS ADDRESS AND, IF KNOWN, RESIDENCE ADDRESS OF THE NOMINEES:

David Polonitza, 29

5935 Alcase Street, Fort Knox, KY 40121 (Business Address)

2550 Nelsonville Road, Boston, KY 40107 (Residence Address)

Rahul Pagidipati, 31

2955 SE 3rd Court, Ocala FL 34471 (Business Address)

4480 Worth Dr. S, Jacksonville, FL 32207 (Residence Address)

Alnesh Mohan, 38

Box 36, #1620 - 1140 West Pender Street, Vancouver, BC V6E-4G1 (Business Address)

#702 – 583 Beach Crescent, Vancouver, BC V6Z-3E6 (Residence Address)

(iii) PRINCIPAL OCCUPATION OR EMPLOYMENT OF THE NOMINEES:

DAVID POLONITZA has served as an officer in the United States Army since 2002. Mr. Polonitza currently holds the position of Brigade Staff Officer since 2009. Prior positions include Troop Commander (2007-2009), Executive Officer (2003-2005; 2006-2007) and Battalion Intelligence Officer (2005-2006). Mr. Polonitza has a Bachelor of Science degree in economics from the United States Military Academy and is an MBA candidate at the University of Louisville with a focus in Entrepreneurship.

RAHUL PAGIDIPATI founded and has served as the CEO of Anion Technologies Ltd., a software outsourcing firm, since 1999.  Mr. Pagidipati has a Bachelor of Arts degree in Economics from the University of Florida, a Master of Business Administration degree from the Kellogg School of Management at Northwestern University, and a Juris Doctor degree from Northwestern University School of Law.  Mr. Pagidipati served on the Board of Directors of Suncoast Labs, before its acquisition by Laboratory Corporation of America (NYSE: LH), and co-founded and served on the Board of Directors of Freedom Health, one of the largest privately held Medicare Advantage HMOs in the United States.

ALNESH MOHAN has served as Partner at Quantum Advisory Partners LLP, a business advisory firm, since 2005, and as Vice-Chairman and CEO of Corner Market Capital Corporation, an investment fund, since 2006.  Mr. Mohan has a Bachelor of Business Administration degree from Simon Fraser University, and a Masters of Science in Taxation from Golden Gate University.  Mr. Mohan has been a registered Chartered Accountant in British Columbia since 1997, and a registered Certified Public Accountant in Illinois since 2000.  Prior to his current positions at Quantum and Corner Market Capital, Mr. Mohan was a Tax Manager at KPMG from 2001-2005 consulting on corporate & personal tax compliance in Canada and the United States.

(iv) CLASS AND NUMBER OF SHARES OF STOCK OF ITEX WHICH ARE BENEFICIALLY OWNED BY THE NOMINEES AND BY THE NOMINATING STOCKHOLDER:

NAME	BENEFICIAL OWNERSHIP

David Polonitza	631,100 shares of Common Stock, $0.01 par value.

Mr. Polonitza, by virtue of a written agreement, has the power to vote and dispose of the Common Stock jointly owned by him and his wife, Rebecca Polonitza.  Accordingly, Mr. Polonitza may be deemed to be the beneficial owner of such shares of Common Stock.  Additionally, David Polonitza has a Disclosable Interest, as defined by Article II, Section 2.6(a)(v) of the Bylaws, in 439,360 shares of Common Stock, $0.01 par value, owned by members of the “Polonitza Group” as disclosed in the Schedule 13D filed by Polonitza on December 27, 2007, as such filing was amended on March, 3 2009.

Rahul Pagidipati     605,580 shares of Common Stock, $0.01 par value.

Mr. Pagidipati by virtue of a written agreement, has the power to vote and dispose of the Common Stock owned by him and the Common Stock held within the Pagidipati Family Limited Partnership.  Accordingly, Mr. Pagidipati may be deemed to be the beneficial owner of such shares of Common Stock.  Additionally, Rahul Pagidipati has a Disclosable Interest, as defined by Article II, Section 2.6(a)(v) of the Bylaws, in 30,000 shares of Common Stock, $0.01 par value, owned by jointly by Dr. Devaiah and Dr. Rudrama Pagidipati, who are partners of the Pagidipati Family, LP.

Alnesh Mohan 420,000 shares of Common Stock, $0.01 par value.

Mr. Mohan, by virtue of a written agreement, has the power to vote and dispose of the Common Stock held within Corner Market Capital Corporation, MPIC Fund I, LP and MPIC Canadian LP. Accordingly, Mr. Mohan may be deemed to be the beneficial owner of such shares of Common Stock. Additionally, Alnesh Mohan has a Disclosable Interest, as defined by Article II, Section 2.6(a)(v) of the Bylaws, in 40,000 shares of Common Stock, $0.01 par value, owned by Mr. Andrew Cooke, who is a director of the MPIC Fund I, LP.

(v) ANY OTHER INFORMATION RELATING THE PROPOSED NOMINEES THAT IS REQUIRED TO BE DISCLOSED IN A PROXY STATEMENT OR OTHER FILINGS REQUIRED TO BE MADE IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR ELECTION OF DIRECTORS IN A CONTESTED ELECTION PURSUANT TO REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934:

There are no arrangements or understandings among the Nominees, other than the consents by the Nominees to serve as directors of ITEX if elected as such at the Annual Meeting, the decision to file this Notice and the arrangement to split the cost of the legal fees incurred by the Nominees in connection with this Notice.

(vi) THE EXECUTED CONSENT OF THE NOMINEES TO SERVE AS A DIRECTOR OF ITEX, IF ELECTED:

Each of the Nominees hereby consents to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by the Corporation or Polonitza and to serve as a director of the Corporation, if so elected.

Information is set forth herein as of the close of business on September 17, 2009. Neither the delivery of this Notice nor any delivery by any Nominee of additional information to the Corporation from and after the date hereof shall be deemed to constitute an admission by any Nominee that such delivery is required or that each and every item or any item of information is required or as to the legality or enforceability of any notice requirement or any other matter, or a waiver by any Nominee of their right to contest or challenge, in any way, the validity or enforceability of any notice requirement or any other matter (including actions taken by the Board of Directors of the Corporation in anticipation of or following receipt of this Notice). Furthermore, if the Board of Directors of the Corporation increases the number of directors to be nominated and elected at the Annual Meeting, Polonitza reserves the right to add additional director nominees in respect of each such additional directorship. In the event any statement or other information in this Notice is not true, or to the extent any applicable information has been omitted from this Notice, the Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this Notice.

Please address any correspondence to David Polonitza at his home address or contact him by phone at 502-460-3141.

Very truly yours,

/s/ David Polonitza
David Polonitza

/s/ Rahul Pagidipati
Rahul Pagidipati

/s/ Alnesh Mohan
Alnesh Mohan